Exhibit 23.2

                 Independent Auditors' Consent

The Board of Directors
Patriot Bank Corp.

We consent to the use of our report dated January 22, 2002 incorporated by reference herein. Our report refers to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" in 2001.

/s/  KPMG LLP

July 25, 2002